Exhibit 4.6

                            CERTIFICATE OF CORRECTION
                                       OF
                           CERTIFICATE OF DESIGNATIONS
                                       OF
                     SERIES A 8% CONVERTIBLE PREFERRED STOCK
                                       OF
                  SEMICONDUCTOR LASER INTERNATIONAL CORPORATION

       ------------------------------------------------------------------

               Pursuant to Sections 103(f) and 151 of the General
                    Corporation Law of the State of Delaware
       ------------------------------------------------------------------

      Semiconductor Laser International Corporation, a corporation organized under the laws of Delaware, hereby certifies as follows:

      1. That the Certificate of Designations of Series A 8% Convertible Preferred Stock of Semiconductor Laser International Corporation, a Delaware corporation, which was filed with the Secretary of State of the State of Delaware on October 16, 1997 at 9:00 a.m., as corrected on October 24, 1997 and on November 4, 1997, is an inaccurate record in certain respects of the corporate action referred to therein and said Certificate of Designations requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

      2. That said Certificate of Designations was inaccurate in that the initial reference to "Series A Preferred Stock" in Section 3(a)(ii) was incorrect and should be a reference to "Common Stock," and the phrase "the product of" was inadvertently omitted after the phrase "divided by" in Section 3(a)(ii). Section 3(a)(ii) in its correct form is as follows:

      "(ii) after December 5, 1997, the number of shares of Common Stock equal to the number of shares of Series A Preferred Stock being converted divided by the product of the average Market Price of the Common Stock for the five (5) consecutive trading days immediately prior to the Conversion Date multiplied by 70%."

      3. That said Certificate of Designations was inaccurate in that the phrase "the product of" was inadvertently omitted after the phrase "divided by" in the second sentence of Section 4. The second sentence in its correct form is as follows:

      "The Mandatory Conversion Rate shall be the number of shares of Series A Preferred Stock outstanding on the Mandatory Conversion Date divided by the product of the average Market Price of the Common Stock for the five (5) consecutive trading days immediately prior to the Mandatory Conversion Date multiplied by 70%."

IN WITNESS WHEREOF, Semiconductor Laser International Corporation has caused this certificate to be signed on its behalf by Geoffrey T. Burnham, its President, this 10th day of December, 1997.

                                                 SEMICONDUCTOR LASER
                                                 INTERNATIONAL CORPORATION


                                                 By:  /s/Geoffrey T. Burnham
                                                    ----------------------------
                                                 Name:  Geoffrey T. Burnham
                                                 Title:   President

ATTEST:


By:  /s/Walter M. Epstein
   ------------------------------
Name:  Walter M. Epstein
Title: Assistant Secretary


                                      - 3 -